COLONIAL SELECT VALUE FUND
                One Financial Center, Boston, Massachusetts 02111
                                 (617) 426-3750


Dear Shareholder:

Colonial Select Value Fund (Fund) will hold a Special Meeting of Shareholders (Meeting) on October 13, 1999 at 11:00 a.m., Eastern time, at the offices of Colonial Management Associates, Inc. the Fund's investment advisor. A Notice of Special Meeting of Shareholders appears on the next page, followed by the proxy statement which explains in more detail the proposal to be considered. We hope that you can attend the Meeting in person; however, we urge you in any event to vote your shares at your earliest convenience.


YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE EASILY AND QUICKLY THROUGH THE INTERNET, BY MAIL, BY FAX (NOT AVAILABLE FOR ALL SHAREHOLDERS; REFER TO ENCLOSED PROXY INSERT) OR IN PERSON. TO VOTE THROUGH THE INTERNET, JUST FOLLOW THE SIMPLE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY INSERT. PLEASE HELP YOUR FUND AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!

The Fund is using Shareholder Communications Corporation (SCC), a professional proxy solicitation firm, to assist shareholders in the voting process. If you have any questions regarding the Proxy Statement, please feel free to call SCC at 1-800-732-3683 or by fax at 1-800-733-1885. As the date of the Meeting approaches, if we have not yet received your vote, you may receive a telephone call from SCC reminding you to exercise your right to vote.

Please take a few moments to review the details of the proposal. We appreciate your participation and prompt response in this matter, and thank you for your continued support.

Sincerely,
[GRAPHIC OMITTED]
Stephen E. Gibson, President
August 30, 1999

SV-85/467H-0799




                           COLONIAL SELECT VALUE FUND
                One Financial Center, Boston, Massachusetts 02111
                                 (617) 426-3750

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 13, 1999


Dear Shareholder:

         The Special Meeting of Shareholders (Meeting) of Colonial Select Value Fund (Fund) will be held at the offices of Colonial Management Associates, Inc. (Advisor), One Financial Center, Boston, Massachusetts, on Wednesday, October 13, 1999, at 11:00 a.m.
Eastern time, to:


1. Approve an Amended and Restated Management Agreement providing for an increase in the management fee paid by the Fund; and

2. Transact such other business as may properly come before the Meeting or any adjournment thereof.

By order of the Board of Trustees,


Nancy L. Conlin, Secretary

August 30, 1999

NOTICE: YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE EASILY AND QUICKLY ON THE INTERNET, BY MAIL, BY FAX (NOT AVAILABLE FOR ALL SHAREHOLDERS; REFER TO ENCLOSED PROXY INSERT) OR IN PERSON. TO VOTE THROUGH THE INTERNET, JUST FOLLOW THE SIMPLE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY INSERT. PLEASE HELP YOUR FUND AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!








                         SPECIAL MEETING OF SHAREHOLDERS

                                 PROXY STATEMENT

                               General Information

                                                                 August 30, 1999



         The enclosed proxy, which was first mailed on or about August 30, 1999, is solicited by the Board of Trustees for use at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement. The proxy may be revoked prior to its exercise by a later dated proxy, by written revocation received by the Secretary or by voting in person. Solicitation may be made by mail, fax, telephone, telegraph, telecopy, Internet and personal interviews. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions. Shareholder Communications Corporation (SCC) has been engaged to assist in the solicitation of proxies. The cost of this assistance in not expected to exceed $114,625. The Advisor will bear the cost of the printing and mailing of proxy materials and the tabulation of votes. By voting as soon as you receive your proxy materials, you will help to reduce the cost of any additional mailings.


         Shareholders who owned shares as of the close of business on the Record Date, August 6, 1999, are entitled to vote at the Meeting. Shareholders are entitled to cast one vote for each share owned on the Record Date. We encourage you to vote through the Internet, using the "control" number that appears on the enclosed proxy card. Voting by Internet will reduce Fund expenses by saving postage costs. If you choose to vote by mail or by fax, and you are an individual account owner, please sign exactly as your name appears on the proxy card. Either owner of a joint account may sign the proxy card, but the signer's name must exactly match the name that appears on the card. Whichever method you choose, please carefully read the proxy statement which outlines in more detail the proposal you are asked to vote on.


         Holders of thirty percent of the shares outstanding and entitled to vote constitute a quorum and must be present in person or represented by proxy for business to be transacted at the Meeting. On August 6, 1999, the Fund had the following outstanding shares of beneficial interest: 18,610,991 Class A shares, 15,312,862 Class B shares, 1,001,062 Class C shares and 46 Class Z shares. Shareholders of record at the close of business on August 6, 1999 will have one vote for each share held. As of August 6, 1999, the following shareholders owned more than 5% of the Fund's outstanding shares:


                                                     Number of     Percentage of
                Name and Address                    Shares Owned    Shares Owned

Class B Shares
Merrill Lynch, Pierce, Fenner & Smith, Icn.          797,086.451         5.2%
For the sole benefit of its customers
Attn: Fund Administration #973D4
4800 Deer Lake Dr. E 2nd Fl
Jacksonville, FL  32246-6484


Class C Shares
Banc One Securities Corp                             273,768.479        27.3%
FBO The One Select Portfolio
733 Greencrest Drive
Westerville, OH  43081


Merrill Lynch, Pierce, Fenner & Smith Inc.           199,540.094        19.9%
For the sole benefit of its customers
Attn: Fund Administration #97RD5
4800 Deer Lake Dr. E 2nd Fl
Jacksonville, FL  32246-6484


Class Z Shares
Colonial Management Associates                            45.517       100.0%
Attn: Finance Dept
One Financial Center
Boston, MA  02111


         Votes cast by proxy or in person will be counted by persons appointed by the Fund to act as election tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposal for purposes of determining whether sufficient affirmative votes have been cast. Where a shareholder withholds authority or abstains, or the proxy reflects a "broker non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares will be counted as present and entitled to vote for purposes of determining the presence of a quorum. With respect to approval of the Amended and Restated Management Agreement, withheld authority, abstentions and broker non-votes have the effect of a vote against the proposal.


         Further information concerning the Fund is contained in its most recent Annual and Semiannual Reports to shareholders, which are obtainable free of charge by writing the Advisor at One Financial Center, Boston, Massachusetts 02111 or by calling 1-800-426-3750.

1.      APPROVAL OF AN AMENDED AND RESTATED MANAGEMENT AGREEMENT.


A.  Description of Proposal.

         The Advisor serves as the Fund's investment advisor under an amended and restated management agreement dated September 30, 1997 (Current Management Agreement). Shareholders of the Fund last approved the Current Management Agreement on September 30, 1997. At the September 30, 1997 meeting, shareholders approved an increase in the management fee paid to the Advisor, changing the monthly fee then paid at the annual rate of 0.60% of the Fund's average daily net assets, adjusted upward or downward on the basis of the Fund's performance relative to the performance of the S & P 500 to 0.70% of the Fund's average daily net assets. At the October 13, 1999 Meeting, shareholders of the Fund will again be asked to approve an amended and restated management agreement (New Management Agreement) to increase the Advisor's management fee. There are no other changes being made to the Current Management Agreement.


         The Proposed New Management Agreement. The Fund's Board of Trustees approved the New Management Agreement at a meeting held on June 18, 1999. The form of the New Management Agreement, which is attached as Exhibit A, is substantially identical to the Current Management Agreement, except for the increase in the management fee.


         Under the terms of the Current Management Agreement, the Advisor is paid a management fee of 0.70% on the average daily net assets of the Fund. In comparison, under the terms of the New Management Agreement, the Advisor would be paid a management fee of 0.75% on the average daily net assets of the Fund. For the fiscal year ended October 31, 1998, the management fee payable to the Advisor by the Fund under the Current Management Agreement was $4,409,715. If the New Management Agreement had been in effect during such fiscal year, the management fee payable by the Fund would have been $4,734,329 (or 7.36% more than the fee under the Current Management Agreement).



Shareholder Fees (paid directly from your investment)


         The following table summarizes the Fund's current transaction expenses and annual operating expenses for each class of the Fund's shares, based, except where otherwise indicated, on expenses incurred in the most recent fiscal year:


                                      Class A    Class B     Class C     Class Z
Maximum sales charge (load)
     on purchases (%) (as a
     percentage of offering price)      5.75       0.00        0.00        0.00
Maximum deferred sales charge
     (load) on redemptions (%) (as
a                                       1.00(2)    5.00        1.00        0.00
     percentage of offering price)
Redemption fee(1)
     (as a percentage of amount
     redeemed if applicable)           None        None        None        None

(1)    There is a $7.50 charge for wiring sales proceeds to your bank.
(2) This charge applies only to purchases of $1 million to $5 million if shares obtained through these purchases are redeemed within 18 months after purchase.

Annual Fund Operating Expenses


                                   Class A     Class B      Class C     Class Z

Management fee (%)                 0.70        0.70         0.70        0.70
Distribution and
service          (12b-1) fees (%)  0.24        0.99         0.99        0.00
Other expenses (%)                 0.38        0.38         0.38        0.38
                                   ----        ----         ----        ----
Total operating expenses (%)       1.32        2.07         2.07        1.08
                                   ====        ====         ====        ====





Example Expenses (your actual cost may by higher or lower)


         The following table shows the cumulative current expenses attributable to a hypothetical $10,000 investment in each class of shares of the Fund for the periods specified, assuming a 5% annual return, Fund expenses remain the same throughout the period and all distributions are reinvested:


Class                               1 Year      3 Years      5 Years     10 Years
Class A                               $702        $969        $1,257      $2,075
---------------------------------- ---------- ------------ ------------ ------------
Class B: did not sell your shares     $210        $649        $1,114      $2,209

   Sold all your shares at
   the end of the period              $710        $949        $1,314      $2,209
---------------------------------- ---------- ------------ ------------ ------------
Class C: did not sell your shares     $210        $649        $1,114      $2,401

   Sold all your shares at
   the end of the period              $310        $649        $1,114      $2,401
---------------------------------- ---------- ------------ ------------ ------------
Class Z                               $110        $344          $596      $1,318



      Had the New Management Agreement been in effect, the Annual Operating Expenses for each class of shares would have been the following:


Annual Fund Operating Expenses  under the New Management Agreement


                                 Class A    Class B      Class C       Class Z

Management fee (%)                0.75       0.75         0.75          0.75
Distribution and service
(12b-1) fees (%)                  0.24       0.99         0.99          0.00
Other expenses (%)                0.38       0.38         0.38          0.38
                                  ----       ----         ----          ----
Total operating expenses (%)      1.37       2.12         2.12          1.13
                                  ====       ====         ====          ====


      Had the New Management Agreement been in effect, the estimated costs of investing in the Fund, as presented in the example above, would have been the following:




Example Expenses under the New Management Agreement


Class                               1 Year      3 Years      5 Years     10 Years
Class A                               $707        $984        $1,282      $2,127
---------------------------------- ---------- ------------ ------------ ------------
Class B: did not sell your shares     $215        $664        $1,139      $2,262

   Sold all your shares at
   the end of the period              $715        $964        $1,339      $2,262
---------------------------------- ---------- ------------ ------------ ------------
Class C: did not sell your shares     $215        $664        $1,139      $2,453

   Sold all your shares at
   the end of the period              $315        $664        $1,139      $2,453
---------------------------------- ---------- ------------ ------------ ------------
Class Z                               $115        $359          $623      $1,376


B.       Considerations by the Board of Trustees.


         The Advisory Fees and Expenses Committee (Committee) of the Board of Trustees met on May 21, 1999, to consider, among other things, the new management fee proposed by the Advisor. The Advisor stated that in light of the Fund's investment objective and policies, in the Advisor's view an increase in compensation paid to the Advisor would be appropriate to meet the increased cost of technology used to manage the Fund and to retain quality investment management personnel.


         The Advisor stated that the Fund performed well relative to other funds in the Lipper Mid-Cap Universe category. For the three years ended December 31, 1998, the Fund's average annual return was 22.43%, placing the Fund at the top 15% of its peer group.


         The Advisor provided the Committee with information about the management fee rates, total expense ratios and investment performance of a group of comparable U.S. equity growth funds similar in size to the Fund. The Advisor provided the Committee with other information including, but not limited to, information concerning the Advisor's investment, sales, marketing and administrative support personnel, the benefits, including revenue and net income, derived by the Advisor from managing the Fund under the current fee, and other information requested by the Committee.


         The Committee considered all of the information provided by the Advisor, along with the nature, quality and scope of the services provided to the Fund by the Advisor, and at a meeting held on June 18, 1999, determined to recommend to the full Board of Trustees that the proposed change in the management fee be approved.


         The full Board of Trustees met on June 18, 1999, to consider, among other things, the proposed management fee change. The Advisor reviewed the proposal with the full Board of Trustees at the meeting and provided the Board of Trustees with information supplied to the Committee along with additional information. The Board of Trustees also was provided with the Committee's recommendation and the reasons therefor. Based on the information provided to the Board of Trustees, particularly information concerning the general level of fees and expenses among comparable funds and the Fund's performance relative to other funds in its category, the Board of Trustees unanimously approved the new management fee subject to approval by shareholders.


C.       Trustees, Officers and Other Information.


         The Fund is a series of Liberty Funds Trust III (Trust). On August 6, 1999, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund. John V. Carberry is a Trustee of the Trust and a Senior Vice President of Liberty Financial Companies, Inc. (Liberty Financial), the indirect parent company of the Advisor. Mr. Carberry is the owner of common shares and other securities of Liberty Financial, none of which represent a substantial interest in Liberty Financial.


D.       Information Concerning the Advisor and its Affiliates.


         The Advisor is a  wholly-owned  subsidiary  of Liberty  Funds Group LLC
(LFG), which in turn is a direct wholly-owned subsidiary of Liberty Financial Services, Inc. which in turn is a direct wholly-owned subsidiary of Liberty Financial. Liberty Financial is a direct majority-owned subsidiary of LFC Management Corporation, which in turn is a direct wholly-owned subsidiary of Liberty Corporate Holdings, Inc., which in turn is a direct wholly-owned subsidiary of LFC Holdings, Inc., which in turn is a direct wholly-owned subsidiary of Liberty Mutual Equity Corporation, which in turn is a direct wholly-owned subsidiary of Liberty Mutual Insurance Company (Liberty Mutual). As of July 31, 1999, LFC Management Corporation owned 71.4% in common stock of Liberty Financial. Liberty Financial is a diversified and integrated asset management organization which provides insurance and investment products to individuals and institutions. The principal executive offices for Liberty Financial, LFC Management Corporation, Liberty Corporate Holdings, Inc. and LFC Holdings, Inc. are located at 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02210. Liberty Mutual is an underwriter of workers' compensation insurance and a Massachusetts-chartered mutual property and casualty insurance company. The principal business activities of Liberty Mutual's subsidiaries other than Liberty Financial are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force. The principal executive offices for Liberty Mutual and Liberty Mutual Equity Corporation are located at 175 Berkeley Street, Boston, Massachusetts 02117.


         The directors of the Advisor are Nancy L. Conlin, Stephen E. Gibson and Joseph R. Palombo. Mr. Gibson is the principal executive officer of the Advisor. The principal occupations of the Advisor's directors are as officers and directors of the Advisor and certain of its affiliates. The address of the directors and officers of the Advisor is One Financial Center, Boston, Massachusetts 02111.


         The following officers of the Trust are officers, employees or directors of the Advisor: Stephen E. Gibson is President of the Trust and Chairman of the Board, President, Chief Executive Officer and Director of the Advisor; Joseph R. Palombo is Vice President of the Trust and Executive Vice President and Director of the Advisor; Timothy J. Jacoby is Treasurer and Chief Financial Officer of the Trust and Senior Vice President, Chief Financial Officer and Treasurer of the Advisor; J. Kevin Connaughton is Controller and Chief Accounting Officer of the Trust and Vice President of the Advisor; Nancy
L. Conlin is Secretary of the Trust and Senior Vice President, General Counsel, Director, Clerk and Secretary of the Advisor.




         The Current and New Management Agreements provide that, subject to the Board of Trustees' supervision, the Advisor will manage the assets of the Fund in accordance with its Prospectus and Statement of Additional Information, purchase and sell securities and other investments on behalf of the Fund and report results to the Board of Trustees periodically. The Current and New Management Agreements also require the Advisor to furnish, at its expense: (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (excluding custodial, transfer agency, pricing and certain record keeping services); and (c) compensation to Trustees who are directors, officers or employees of the Advisor or its affiliates.


         The Current and New Management Agreements may be terminated at any time by the Advisor, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund without penalty on 60 days' written notice; shall automatically terminate upon any assignment; and otherwise shall continue in effect from year to year if approved annually (1) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund and (2) by a majority of the Trustees who are not "interested persons" as defined under the Investment Company Act of 1940 (1940 Act).


         The Advisor provides bookkeeping and pricing services to the Fund pursuant to a separate Pricing and Bookkeeping Agreement under which the Advisor is paid a monthly fee of $2,250 for the first $50 million of the Fund's net assets, plus a monthly percentage fee at the following annual rates: 0.035% on the next $950 million; 0.025% on the next $1 billion; 0.015% on the next $1 billion; and 0.001% on the excess over $3 billion of the average daily net assets of the Fund for such month. For these services, the Fund paid the Advisor approximately $230,000 for the fiscal year ended October 31, 1998.


         Liberty Funds Services, Inc. (Transfer Agent), an affiliate of the Advisor, serves as the Fund's shareholder servicing and transfer agent. The Transfer Agent is paid a monthly fee based on an annual rate of 0.236% of the Fund's average daily net assets, plus certain out-of-pocket expenses. For these services, the Fund paid the Transfer Agent approximately $1,816,000 for the fiscal year ended October 31, 1998.


         Liberty Funds Distributor, Inc. (Distributor), a subsidiary of the Advisor, serves as the distributor for the Fund's shares. For the fiscal year ended October 31, 1998, the Distributor retained net underwriting discounts of $882,631 on sales of the Fund's Class A shares and received contingent deferred sales charges of $6,687 on Class A share redemptions, $376,630 on Class B share redemptions and $3,805 on Class C share redemptions, respectively. The Distributor is also paid a monthly service fee at an annual rate of 0.15% of the Fund's net assets attributed to shares outstanding prior to April 1, 1989 and 0.25% of the Fund's net assets attributed to shares issued thereafter. The Fund also pays the Distributor a monthly fee of 0.75% of the average daily net assets attributed to the Fund's Class B and Class C shares. The Fund paid the Distributor service fees of approximately $1,544,000 and distribution fees applicable to Class B shares and Class C shares of approximately $1,837,000 and approximately $41,000 respectively, for the fiscal year ended October 31, 1998.


         The Advisor paid an aggregate amount of $58,000 in brokerage commissions to AlphaTrade, an affiliated broker-dealer of the Advisor used for buying and selling equity securities for the Fund, for the fiscal year ended
October 31, 1998. The aggregate amount of $58,000 consisted of 16.7% of the aggregate brokerage commissions paid by the Fund for fiscal year ended October 31, 1999.




         In addition to the fees described above, the Fund pays all of its expenses not assumed by the Advisor, including, without limitation, fees and expenses of the Independent Trustees, interest charges, taxes, brokerage commissions, expenses of issuance or redemption of shares, fees and expenses of registering and qualifying shares of the Fund for distribution under federal and state laws and regulations, custodial, auditing and legal expenses, expenses of providing reports to shareholders, expenses of meetings of shareholders, expenses of printing and mailing prospectuses, proxy statements and proxies to existing shareholders, and its proportionate share of insurance premiums and professional association dues or assessments. With respect to the Trust, all general Trust expenses are allocated among and charged to the assets of each fund in the Trust, including the Fund, on a basis that the Board of Trustees deems fair and equitable, which may be based on the relative net assets of such funds or the nature of the services performed and relative applicability of the services to each fund. Each fund also is responsible for such non-recurring expenses as may arise, including litigation in which the fund may be a party and other expenses as determined by the Board of Trustees. Each fund may have an obligation to indemnify its officers and Trustees with respect to litigation.


E.  Other Funds Managed by the Advisor.


      In addition to the services provided by the Advisor to the Fund, the Advisor also provides management and other services and facilities to other investment companies. Information with respect to the assets of and management fees payable to the Advisor by those funds having investment objectives similar to those of the Fund is set forth below:

                                   Annual Management/
                                    Total Net Assets   Administration Fee as a %
                                    at July 31, 1999            of Average
Fund                                  (in millions)          Daily Net Assets


Colonial Small Cap Value Fund             $247                     0.80%
Colonial U.S.
Growth                   &                $343                     0.80% (1)
Income Fund
Colonial U.S. Growth & Income
Fund, Variable Series                     $188                     0.60% (2)


(1) Under the fund's management agreement, the fund pays the Advisor a monthly fee at the annual rate of 0.80% of the first $1 billion of the average daily net assets of the fund and 0.70% in excess of $1 billion, subject to any voluntary reduction that the Advisor may agree to from time to time. Effective November 1, 1998, the Advisor has voluntarily agreed, until further notice, to reduce the fee from 0.70% to 0.60% on assets in excess of $1 billion.


(2) The Advisor acts as the sub-advisor and receives a sub-advisory fee of 0.60% of the fund's average daily net assets from Liberty Advisory Services Corp. (LASC), the Fund's manager. The fee is for investment management services only. The management fee rate payable by the fund to LASC, is 0.80% of the Fund's average daily net assets. LASC the fund's manager, has voluntarily agreed to waive its fee so that the fund's total expenses will not exceed 1.00%.


F.  Required Vote.

      Approval of the New Management Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy.

      The Trustees unanimously recommend that shareholders of the Fund vote to approve the New Management Agreement.


2. Other Matters and Discretion of Attorneys Named in the Proxy.

      As of the date of this Proxy  Statement,  only the  business  mentioned in
Item 1 of the Notice of the Meeting is contemplated to be presented. If any procedural or other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holder(s).

      If a quorum of shareholders (thirty percent of the shares entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, if sufficient votes in favor of the Items set forth in the Notice of the Meeting are not received by October 13, 1999, the persons named as proxies may propose one or more adjournments of the Meeting, and further solicitation of proxies may be made. Any such adjournment may be effected by a majority of the votes properly cast in person or by proxy on the question at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Items set forth in the Notice of the Meeting. They will vote against any such adjournment those proxies required to be voted against any of such Items.

      The Trust's Agreement and Declaration of Trust does not provide for an annual meeting of shareholders. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by the Fund within a reasonable period of time prior to such meeting.

                  Shareholders are urged to vote, sign and mail
                           their proxies immediately.

                                   APPENDIX a

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of October 13, 1999 between LIBERTY FUNDS TRUST III, a Massachusetts business trust (Trust), with respect to COLONIAL SELECT VALUE Fund
(Fund), and COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation (Advisor).

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2. In carrying out its investment management obligations, the Advisor shall:

      (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall furnish at its expense the following:

      (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder (1940 Act); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.75% of the average daily net assets of the Fund.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.    This Agreement shall become effective as of the date of its execution, and

      (a) unless otherwise terminated, shall continue until two years from its date of execution and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund; (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.    This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization for any act or omission in the course of, or connected with, rendering services hereunder.

LIBERTY FUNDS TRUST III on behalf of    Colonial Management
Colonial Select Value Fund              Associates, Inc.



By:  __________________________          By:  __________________________
     Title:                                  Title:

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.

                              PLEASE VOTE PROMPTLY
                        *********************************


Your vote is important, no matter how many shares you own. Please vote on the reverse side of this proxy card and sign in the space(s) provided. Return your completed proxy card in the enclosed envelope today.

You may receive additional proxies for other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted.

This proxy is solicited on behalf of the Board of Trustees. The signers of this proxy hereby appoint William J. Ballou, Suzan M. Barron, Nancy L. Conlin, Stephen E. Gibson and Timothy J. Jacoby each of them proxies of the signers, with power of substitution to vote at the Special Meeting of Shareholders to be held at Boston, Massachusetts, on Wednesday, October 13, 1999, and at any adjournments, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting.

After careful review, the Board of Trustees unanimously has recommended a vote "FOR" all matters.

[Liberty Logo]  LIBERTY
Liberty Funds Services, Inc.


COLONIAL SELECT VALUE FUND



This proxy, when properly executed, will be voted in the manner directed herein and, absent direction, will be voted FOR Item 1 below. This proxy will be voted in accordance with the holder's discretion upon such other matters that may properly come before the meeting. The Board of Trustees recommends a vote FOR the following Item:

1. Approve an Amended and Restated Management Agreement providing for an increase in the management fee paid by the Fund.

For                   Against                        Abstain
 __                    __                              __
|__|                  |__|                            |__|

MARK BOX AT RIGHT FOR ADDRESS CHANGE
AND NOTE BELOW   __                   __
                |__|                 |__|


----------------------------------------

----------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. Please sign exactly as name or names appear hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                           Date_________________


Shareholder sign here              Co-owner sign here